                                                                     EXHIBIT 1.2

                              PRICING AGREEMENT FOR
                             PUBLICLY OFFERED NOTES

                                                                 October 7, 2004

Credit Suisse First Boston LLC
11 Madison Avenue, 5th Floor
New York, New York 10010

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Merrill Lynch, Pierce, Fenner & Smith Incorporated
250 Vesey Street
New York, New York 10080

As Representatives of the several
Underwriters named in Schedule I hereto

Ladies and Gentlemen:

            SLM Funding LLC, a Delaware limited liability company (the "Company"), and SLM Education Credit Finance Corporation, a Delaware corporation ("SLM ECFC"), propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated October 7, 2004 (the "Underwriting Agreement"), between the Company, SLM ECFC and SLM Corporation, on the one hand, and Credit Suisse First Boston LLC, Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Representatives of the Underwriters named therein, on the other hand, that the Company, (i) having caused the formation of the trust (the "Trust") pursuant to a trust agreement, dated as of September 27, 2004 (the "Initial Trust Agreement"), between the Company and Chase Manhattan Bank USA, National Association, as eligible lender trustee (the "Eligible Lender Trustee"), will cause the Initial Trust Agreement to be amended and restated by an Amended and Restated Trust Agreement, dated as of the Time of Delivery, among the Company, the Eligible Lender Trustee and the Indenture Trustee (defined below) and (ii) will issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Student Loan-Backed Notes (the "Notes") specified in Schedule II hereto (the "Designated Securities"). The Notes will be issued and secured pursuant to the Indenture, dated as of October 1, 2004 (the "Indenture"), among the Trust, the Eligible Lender Trustee and Deutsche Bank Trust Company Americas, as trustee (the "Indenture Trustee").

            Except as modified pursuant to Schedule II hereto, each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

            The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

            An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form to be delivered to you is proposed to be filed with the Commission.

            Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to cause the Trust to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at the time and place and at the purchase price to the Underwriters set forth in
Schedule II hereto, the amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto, less the amount of Designated Securities covered by Delayed Delivery Contracts, if any, as may be specified in
Schedule II.

            During the period beginning from the date of this Pricing Agreement for the Designated Securities and continuing to and including the Time of Delivery, the Company agrees, and SLM ECFC agrees that it will cause the Company, not to, and not to permit any affiliated entity to, offer, sell or contract to sell, or otherwise dispose of, securities substantially similar to the Designated Securities (other than the Designated Securities) evidencing an ownership in, or any securities (other than the related Notes) collateralized by, Student Loans, without the prior written consent of the Representatives.

            Each Underwriter represents and agrees that (a) it has not offered or sold and will not offer or sell any Notes to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the Notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended; (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA"), received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the Trust; and (c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

            If the foregoing is in accordance with your understanding, please sign and return to us eight counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company, SLM ECFC and SLM Corporation. It is understood that your acceptance of this letter is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company, SLM ECFC and SLM Corporation for examination upon request, but without warranty on the part of the Underwriters as to the authority of the signers thereof.

                                       Very truly yours,

                                       SLM FUNDING LLC

                                       By: /s/  MARK L. HELEEN
                                           Name: Mark L. Heleen
                                           Title: Vice President

                                       SLM EDUCATION CREDIT FINANCE CORPORATION

                                       By: /s/  MARK L. HELEEN
                                           Name: Mark L. Heleen
                                           Title: Vice President

                                  Accepted and agreed with respect to
                                  Sections 8, 10, 12 and 13 of the
                                  Underwriting Agreement:

                                       SLM CORPORATION

                                       By: /s/  J. LANCE FRANKE
                                           Name: J. Lance Franke
                                           Title: Authorized Agent

Pricing Agreement

Accepted as of the date hereof:

CREDIT SUISSE FIRST BOSTON LLC

By: /s/  JONATHAN CLARK
    Name: Jonathan Clark
    Title: Director

GOLDMAN, SACHS & CO.

By: /s/ GOLDMAN, SACHS & CO.
    (Goldman, Sachs & Co.)

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By: /s/  ANTHONY WITKOWSKY
    Name: Anthony Witkowsky
    Title: Authorized Signatory

as Representatives of the Underwriters

Pricing Agreement

                                   SCHEDULE I

               UNDERWRITER                  CLASS A-1           CLASS A-2             CLASS A-3             CLASS B
----------------------------------------------------------------------------------------------------------------------
Credit Suisse First Boston LLC         $    55,600,000   $     113,200,000     $       78,302,000    $     23,669,000

Goldman, Sachs & Co.                   $    55,600,000   $     113,200,000     $       78,302,000    $     23,668,000

Merrill Lynch, Pierce, Fenner & Smith
   Incorporated                        $    55,600,000   $     113,200,000     $       78,301,870    $     23,668,000

ABN AMRO Incorporated                  $    55,600,000   $     113,200,000     $       78,302,000    $     23,668,000

Greenwich Capital Markets, Inc.        $    55,600,000   $     113,200,000     $       78,302,000    $     23,668,000
                                       ---------------   -----------------     ------------------    ----------------

TOTAL                                  $   278,000,000   $     566,000,000     $      391,509,870    $    118,341,000
                                       ===============   =================     ==================    ================

                                 SCHEDULE I - 1

                                   SCHEDULE II

TITLE OF EACH CLASS OF DESIGNATED SECURITIES:

            Floating Rate Class A-1 Student Loan-Backed Notes
                              (for purposes of this Schedule II, "Class A-1")

            Floating Rate Class A-2 Student Loan-Backed Notes
                              (for purposes of this Schedule II, "Class A-2")

            Floating Rate Class A-3 Student Loan-Backed Notes
                              (for purposes of this Schedule II, "Class A-3")

            Floating Rate Class B Student Loan-Backed Notes
                              (for purposes of this Schedule II, "Class B")

AGGREGATE PRINCIPAL AMOUNT OF EACH CLASS:

            Class A-1:        $278,000,000
            Class A-2:        $566,000,000
            Class A-3:        $391,509,870
            Class B:          $118,341,000

PRICE TO PUBLIC OF EACH CLASS:

            Class A-1:        100.0%
            Class A-2:        100.0%
            Class A-3:        100.0%
            Class B:          100.0%

PURCHASE PRICE BY UNDERWRITERS OF EACH CLASS:

            Class A-1:        99.875%
            Class A-2:        99.820%
            Class A-3:        99.800%
            Class B:          99.650%

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:                Same Day Funds

INDENTURE: Indenture, dated as of October 1, 2004, among Deutsche Bank Trust Company Americas, as Indenture Trustee, the SLM Student Loan Trust 2004-10, and Chase Manhattan Bank USA, National Association, as Eligible Lender Trustee.

                                 SCHEDULE II - 1

MATURITY:

            Class A-1:        July 2009 Distribution Date
            Class A-2:        January 2014 Distribution Date
            Class A-3:        October 2016 Distribution Date
            Class B:          January 2040 Distribution Date

INTEREST RATE:

            Class A-1:        3/4 -month LIBOR * minus 0.02%
            Class A-2:        3/4 -month LIBOR * plus 0.02%
            Class A-3:        3/4 -month LIBOR * plus 0.09%
            Class B:          3/4 -month LIBOR * plus 0.37%

__________________

* As to initial Accrual Period; thereafter, Three-month LIBOR.

FORM OF DESIGNATED SECURITIES:  Book-Entry (DTC, Clearstream, Luxembourg and/or
                                Euroclear)

TIME OF DELIVERY:               October 20, 2004

CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:

      Cadwalader, Wickersham & Taft LLP
      1201 F Street, NW, Suite 1100
      Washington, DC 20004

                                 SCHEDULE II - 2

NAMES AND ADDRESSES OF REPRESENTATIVES:

            Credit Suisse First Boston LLC
            11 Madison Avenue, 5th Floor
            New York, New York 10010
            Facsimile: (212) 325-9808
            Attention: Jonathan Clark

            Goldman, Sachs & Co.
            85 Broad Street
            New York, New York 10004
            Facsimile:
            Attention:

            Merrill Lynch, Pierce, Fenner & Smith Incorporated
            250 Vesey Street
            New York, New York 10080
            Facsimile: (212) 449-9015
            Attention: Colin Bennett

                                 SCHEDULE II - 3

MODIFICATIONS TO UNDERWRITING AGREEMENT (SOLELY FOR PURPOSES OF THIS PRICING AGREEMENT):

      1. The following sentence is hereby added to the end of the second paragraph of the Underwriting Agreement:

In addition, the Trust will enter into an interest rate cap agreement (the "Interest Rate Cap Agreement") with Swiss Re Financial Products Corporation (the "Cap Counterparty"), an initial currency swap agreement for the Class A-4 Notes (the "Class A-4 Currency Swap Agreement") with The Royal Bank of Scotland plc (the "Class A-4 Currency Swap Counterparty") and an initial currency swap agreement for the class A-8 Notes (the "Class A-8 Currency Swap Agreement" and, together with the Interest Rate Cap Agreement and the Class A-4 Currency Swap Agreement, the "Swap Agreements") with AIG Financial Products Corp. (the "Class A-8 Currency Swap Counterparty" and, together with the Class A-4 Currency Swap Counterparty and the Cap Counterparty, the "Swap Counterparties").

      2. The following paragraph is hereby added to Section 7 of the Underwriting Agreement:

            (n) Swap Agreements shall have been entered into by the Trust and the Swap Counterparties, and the Underwriters shall have received a copy, addressed to them or on which they are otherwise entitled to rely, of each opinion of counsel required to be delivered thereunder to them at or before the Time of Delivery, and a copy of each certificate required to be delivered thereunder to them at or before the Time of Delivery.

            3. Section 7(l) of the Underwriting Agreement is hereby modified as follows:

            At the Time of Delivery, the aggregate principal amount of the Underwriters' Securities as specified in the related Pricing Agreement for the Designated Securities shall have been sold by the Company to the Underwriters, and the aggregate amount of the related Certificates, if any, as specified in the related underwriting agreement for such Certificates shall have been sold by the Company to the underwriters specified in such underwriting agreement, and at the Time of Delivery for the Reset Rate Notes, as defined in the Note Purchase Agreement, dated the date hereof, among Credit Suisse First Boston LLC, Credit Suisse First Boston (Europe) Limited, Goldman, Sachs & Co., Goldman Sachs International, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch International, ABN AMRO Incorporated, ABN AMRO Bank N.V., Fortis Bank NV and Greenwich Capital Markets, Inc., as initial purchasers (the "Initial Purchasers"), the Company, SLM ECFC and SLM Corporation, the aggregate principal amount of the Reset Rate Notes as specified in Schedule I to such purchase agreement shall have been sold by the Company to the Initial Purchasers.

                                 SCHEDULE II - 4